As filed with the Securities and Exchange Commission on February 27, 2006
                                                                          Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONSTELLATION BRANDS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	16-0716709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

CONSTELLATION BRANDS, INC. LONG-TERM STOCK INCENTIVE PLAN
(Full title of the Plan)

Thomas J. Mullin, Esq.
Executive Vice President and General Counsel
Constellation Brands, Inc.
370 Woodcliff Drive, Suite 300
Fairport, New York 14450
(585) 218-3600
(Name, address, and telephone
number, including area code, of agent for service)

Copy to:
James A. Locke III, Esq.
Nixon Peabody LLP
1300 Clinton Square
Rochester, New York 14604
(585) 263-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)_	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $.01 per share	3,219,356	$27.235	$87,679,160.66	$9,381.67
	73,860	$30.52	$2,254,207.20	$241.20
	12,515	$27.96	$349,919.40	$37.44
	65,900	$24.92	$1,642,228.00	$175.72
	32,450	$26.22	$850,839.00	$91.04
	50,000	$26.15	$1,307,500.00	$139.90
	20,545,919	$25.53 (3)	$524,537,312.07	$56,125.49

Total	24,000,000		$618,621,166.33	$66,192.46

(1)
Pursuant to Rule 416(b) under the Securities Act of 1933, this registration statement covers such additional shares of Class A Common Stock as may be issuable pursuant to anti-dilution provisions of the Plan.

(2)	Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1).
(3)
As instructed by Rule 457(h)(1) and estimated in accordance with Rule 457(c), based upon the average of the high and low prices for the Registrant’s Class A Common Stock on the New York Stock Exchange reported as of February 22, 2006.

EXPLANATORY NOTE

Constellation Brands, Inc. (formerly known as Canandaigua Brands, Inc. and Canandaigua Wine Company, Inc.) (the “Company”) filed a Registration Statement on Form S-8 on November 22, 1994 (Reg. No. 33-56557), Post-Effective Amendment No. 1 to such Registration Statement on November 29, 1994, and a Registration Statement on Form S-8 on October 4, 1999 (Reg. No. 333-88391) (collectively, the “Prior Registration Statements”) relating to the registration of shares of the Company’s Class A Common Stock.

On September 1, 1997, the Company changed its name from Canandaigua Wine Company, Inc. to Canandaigua Brands, Inc. and on September 19, 2000, the Company changed its name from Canandaigua Brands, Inc. to Constellation Brands, Inc. Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 24,000,000 shares of the Company’s Class A Common Stock which may be acquired under the Company’s Long-Term Stock Incentive Plan.

The contents of the Prior Registration Statements are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

James A. Locke III, Esq. serves as a member of the Board of Directors of the Registrant. Mr. Locke is a partner in the law firm Nixon Peabody LLP, which firm has rendered an opinion regarding the legality of the securities offered by this Registration Statement. As a member of the Company’s Board of Directors, Mr. Locke is eligible to receive awards under the Plan. Mr. Locke presently owns, and has options to acquire, securities of the Company.

Certain attorneys of Nixon Peabody LLP may also own shares of the Class A Common Stock of the Company. A copy of the opinion of Nixon Peabody LLP is attached hereto as Exhibit 5.

Item 6. Indemnification of Directors and Officers.

  The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of

Incorporation of the Registrant contains a provision which eliminates directors’ personal liability as set forth above.

The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Registrant to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

The Registrant’s Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of the Registrant and also to persons who are serving at the request of the Registrant as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. The right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

The Registrant maintains a directors’ and officers’ liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

Item 8. Exhibits.

Exhibit No.	Description	Location
5	Opinion of Nixon Peabody LLP	Filed Herewith
10.1	Long-Term Stock Incentive Plan, which amends and restates the Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1997 and incorporated herein by reference *
10.2	Amendment Number One to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1997 and incorporated herein by reference *

10.3	Amendment Number Two to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1999 and incorporated herein by reference*
10.4	Amendment Number Three to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2000 and incorporated herein by reference *
10.5	Amendment Number Four to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2001 and incorporated herein by reference
10.6	Amendment Number Five to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2004 and incorporated herein by reference
10.7	Amendment Number Six to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2004 and incorporated herein by reference
23.1	Consent of Nixon Peabody LLP	Contained in opinion filed as Exhibit 5 to this Registration Statement
23.2	Consent of KPMG LLP, independent accountants	Filed Herewith
24	Power of Attorney	Included on the signature page to this Registration Statement

*	The Company’s Commission File No. is 001-08495. For filings prior to October 4, 1999, use Commission File No. 000-07570.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Perinton, State of New York, on the 27th day of February, 2006.

CONSTELLATION BRANDS, INC.

By:	/s/ Richard Sands
Richard Sands Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Sands, Robert Sands and Thomas S. Summer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard Sands Richard Sands	Director, Chairman of the Board and Chief Executive Officer (principal executive officer)	February 27, 2006

/s/ Thomas S. Summer Thomas S. Summer	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	February 27, 2006

/s/ Jeananne K. Hauswald Jeananne K. Hauswald	Director	February 27, 2006

/s/ James A. Locke III James A. Locke III	Director	February 27, 2006

/s/ Thomas C. McDermott Thomas C. McDermott	Director	February 27, 2006

/s/ Robert Sands Robert Sands	Director	February 27, 2006

/s/ Paul L. Smith Paul L. Smith	Director	February 27, 2006

EXHIBIT INDEX

Exhibit No.	Description	Location
5	Opinion of Nixon Peabody LLP	Filed Herewith
10.1	Long-Term Stock Incentive Plan, which amends and restates the Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1997 and incorporated herein by reference *
10.2	Amendment Number One to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1997 and incorporated herein by reference *
10.3	Amendment Number Two to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1999 and incorporated herein by reference *
10.4	Amendment Number Three to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2000 and incorporated herein by reference *
10.5	Amendment Number Four to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2001 and incorporated herein by reference
10.6	Amendment Number Five to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2004 and incorporated herein by reference

10.7	Amendment Number Six to the Company’s Long-Term Stock Incentive Plan	Filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2004 and incorporated herein by reference
23.1	Consent of Nixon Peabody LLP	Contained in opinion filed as Exhibit 5 to this Registration Statement
23.2	Consent of KPMG LLP, independent accountants	Filed Herewith
24	Power of Attorney	Included on the signature page to this Registration Statement

*	The Company’s Commission File No. is 001-08495. For filings prior to October 4, 1999, use Commission File No. 000-07570.